                               POWER OF ATTORNEY
                         FOR CERTAIN REGULATORY FILINGS
                           INCLUDING CERTAIN FILINGS
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934
                    AND THE INVESTMENT ADVISERS ACT OF 1940

I, David E. Shaw, hereby make, constitute, and appoint each of:

       Anne Dinning,

       Julius Gaudio,

       John Liftin,

       Louis Salkind,

       Maximilian Stone,

       Nathan Thomas, and

       Eric Wepsic,

acting individually, as my agent and attorney-in-fact, with full power of substitution, for the purpose of, from time to time, (i) executing in my name and/or my capacity as President of D. E. Shaw & Co., Inc.
(acting for itself or as the general partner of D. E. Shaw & Co., L.P.
and general partner, managing member, or manager of other entities, any of which in turn may be acting for itself or other entities) all documents, certificates, instruments, statements, other filings, and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with any registration or regulatory disclosure requirements and/or ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Form ADV, Forms 3, 4, 5, and 13F, and Schedules 13D
and 13G required to be filed with the United States Securities and
Exchange Commission, and (ii) delivering, furnishing, or filing any such documents to or with the appropriate governmental or regulatory authority.  Any such determination shall be conclusively evidenced by such person's execution, delivery, furnishing, and/or filing of the applicable document.

This power of attorney shall be valid from the date hereof and replaces the power granted on December 15, 2011, which is hereby cancelled.

IN WITNESS HEREOF, I have executed this instrument as of the date set forth below.

Date:  June 22, 2012

DAVID E. SHAW, as President of
D. E. Shaw & Co., Inc.
/s/ David E. Shaw
New York, New York